UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 14, 2008

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

EXCO Operating Senior Unsecured Credit Agreement

In connection with the acquisition of producing oil and natural gas properties, acreage and other assets in Gregg, Rush, and Upshur Counties, Texas from private sellers, EXCO Operating Company, LP (f/k/a EXCO Partners Operating Partnership, LP) (“EXCO Operating”), a wholly-owned subsidiary of EXCO Resources, Inc. (“EXCO”), and certain of its subsidiaries entered into a Senior Unsecured Term Credit Agreement, dated July 15, 2008, with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and certain lender parties thereto (the “Senior Unsecured Credit Agreement”).  A term loan in the amount of $300.0 million was made in a single draw on July 15, 2008.  Thereafter through October 15, 2008, EXCO Operating may request additional term loans of up to $200.0 million in the aggregate, which are available in up to four separate advances of at least $50.0 million or increments of $5.0 million in excess thereof, but neither JPMorgan nor the lenders have any obligation to provide the requested additional funding.  The Senior Unsecured Credit Agreement is due and payable on December 15, 2008 and is guaranteed by all existing and future direct or indirect subsidiaries of EXCO Operating, including any guarantor of EXCO Operating’s existing revolving credit agreement.

Financial covenants governing the Senior Unsecured Credit Agreement include a minimum current ratio of 1.00 to 1.00, a maximum leverage ratio of 3.50 to 1.00 and a minimum interest coverage ratio of 2.50 to 1.00.  At the borrower’s election, term loans under the Senior Unsecured Credit Agreement may bear interest at a rate per annum equal to: (a) the Alternate Base Rate, or ABR (defined as the higher of (i) the rate of interest publicly announced by JPMorgan as its prime rate in effect at its principal office in New York City and (ii) the federal funds effective rate from time to time plus 0.50%), plus 4.75% or (b) the LIBO Rate (defined as the greater of (i) the rate at which eurodollar deposits in the London interbank market for one, two or three months, as selected by the borrower, are quoted on the Telerate screen and (ii) 3.50%), as adjusted for actual statutory reserve requirements for Eurocurrency liabilities, plus 6.00%.  In the case of term loans bearing interest based upon ABR, interest is payable quarterly in arrears.  In the case of terms loans bearing interest based upon the LIBO Rate, interest is payable on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.  The Senior Unsecured Credit Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type and are substantially the same as the terms included in EXCO Operating’s revolving credit agreement.

Term loans may be prepaid by the borrower in minimum principal amounts of $10.0 million or increments of $5.0 million in excess thereof and must be prepaid with the net proceeds of certain asset sales, in either case without premium or penalty and subject to repayment of certain lender costs.  The repayment obligation under this facility can be accelerated upon the occurrence of an event of default including the failure to pay principal or interest, a material inaccuracy of a representation or warranty, violation of covenants, cross-default, bankruptcy events, certain ERISA events, material judgments, revocation by a guarantor of its guarantee of the Senior Unsecured Credit Agreement or a change of control (as defined) of EXCO Operating.

An investment fund affiliated with Ares Management, LLC (“Ares”) is a lender under the Senior Unsecured Credit Agreement.  Jeffrey S. Serota, a Senior Partner in the Private Equity Group of Ares, serves on our board of directors.  Investment funds affiliated with Ares hold all of our outstanding shares of Series C 7.0% Cumulative Convertible Perpetual Preferred Stock and 7.5% of our outstanding shares of Series A-1 Hybrid Preferred Stock.  For more information about the relationships between Ares, Mr. Serota and the Company, see the section entitled “Transactions with Related Persons—Private placement of Preferred Stock” in EXCO’s Definitive Proxy Statement filed on April 8, 2008.

An investment fund affiliated with Oaktree Capital Management, L.P. (“Oaktree”) is a lender under the Senior Unsecured Credit Agreement.  B. James Ford and Rajath Shourie, Managing Directors of Oaktree, serve on our board of directors.  Investment funds affiliated with Oaktree hold all of our outstanding shares of Series B 7.0% Cumulative Convertible Perpetual Preferred Stock and 30.0% of our outstanding shares of Series A-1 Hybrid Preferred Stock.  For more information about the relationships between Oaktree, Messrs. Ford and Shourie and EXCO, see the section entitled “Transactions with Related Persons—Private placement of Preferred Stock” in the Company’s Definitive Proxy Statement filed on April 8, 2008.

The foregoing description is not complete and is qualified in its entirety by the Senior Unsecured Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

EXCO Operating Credit Facility

On July 14, 2008, EXCO Operating, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan, as administrative agent, and the lenders signatories thereto, entered into that certain Second Amendment to Amended and Restated Credit Agreement, which amendment permits the incurrence of additional unsecured indebtedness of the borrower pursuant to the Senior Unsecured Credit Agreement and excludes the indebtedness incurred under the Senior Unsecured Credit Agreement from the calculation of consolidated current liabilities through December 31, 2008.  The foregoing description is not complete and is qualified in its entirety by the Second Amendment to Amended and Restated Credit Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

EXCO Credit Facility

On July 14, 2008, EXCO, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan, as administrative agent, and the lenders signatories thereto, entered into that certain Second Amendment to Second Amended and Restated Credit Agreement, effective as of June 30, 2008, which amendment permits the payment of cash dividends in connection with the exercise of any right to convert EXCO’s preferred stock into its common stock without compliance with certain limitations on restricted payments and provides that EXCO will not permit the Leverage Ratio (as defined) (i) as of the end of any fiscal quarter ending on or after June 30, 2008 and on or before December 31, 2008 to be greater than 4.00 to 1.00, (ii) as of the end of the fiscal quarter ending on March 31, 2009 to be greater than 3.75 to 1.00 and (iii) as of the end of any fiscal quarter ending on or after June 30, 2009 to be greater than 3.50 to 1.00.  The foregoing description is not complete and is qualified in its entirety by the Second Amendment to Second Amended and Restated Credit Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On July 16, 2008, EXCO announced that it will convert all outstanding shares of its Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series A-1 7.0% Preferred Stock”), Series B 7.0% Cumulative Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series B 7.0% Preferred Stock), Series C 7.0% Cumulative Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series C 7.0% Preferred Stock”), and Series A-1 Hybrid Preferred Stock, par value $0.001 per share (the “Hybrid Preferred Stock” and together with the Series A-1 7.0% Preferred Stock, the Series B 7.0% Preferred Stock and the Series C 7.0% Preferred Stock, collectively, the “Preferred Stock”), into its common stock, par value $0.001 per share, on July 18, 2008 (the “Conversion Date”).  On the Conversion Date, EXCO will cause the conversion of (i) 24,283 shares of its Series A-1 7.0% Preferred Stock, (ii) 11,700 shares of its Series B 7.0% Preferred Stock, (iii) 2,925 shares of its Series C 7% Preferred Stock and (iv) 160,992 shares of its Hybrid Preferred Stock into a total of approximately 105.2 million shares of its common stock, plus cash in lieu of fractional shares. Additionally, EXCO will pay accrued but unpaid dividends in cash totaling approximately $12.8 million to the holders of the converted shares of Preferred Stock.

The conversion is being undertaken by EXCO in accordance with its conversion option set forth in the Statement of Designation of each series of Preferred Stock.  Pursuant to the Statements of Designation of the Preferred Stock, EXCO may cause all or any portion of the Preferred Stock to be automatically converted into shares of common stock if the volume weighted average sale price per share of the common stock on the NYSE equals or exceeds the mandatory conversion percentage (which is 175% until March 30, 2009) of the conversion price (currently $19.00) for at least 20 trading days in any period of 30 consecutive trading days.

The shares of common stock issued in the conversion will be issued pursuant to the terms of the Statement of Designation for each class of Preferred Stock without any investment decision required of the holders and thus may not constitute a “sale” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Further, since the shares of common stock will be issued solely pursuant to the terms of conversion of the Preferred Stock and no commission or other remuneration will be paid or given directly or indirectly for soliciting the conversion, the common shares will be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Prior to the mandatory conversion on July 18, 2008, holders of 100 shares of Series A-1 7.0% Preferred Stock elected to voluntarily convert those shares into an aggregate of 52,631 shares of common stock on July 1, 2008.

The shares of common stock issued in the conversions set forth above were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On July 15, 2008, EXCO issued a press release, a copy of which is furnished as Exhibit 99.1, announcing that it has closed the acquisition of producing oil and natural gas properties, acreage and other assets in Gregg, Rush, and Upshur Counties, Texas for approximately $252 million from private sellers, subject to customary post-closing purchase price adjustments.

On July 16, 2008, EXCO issued a press release, a copy of which is furnished as Exhibit 99.2, announcing that it is exploring possible joint venture opportunities with various interested parties to exploit and develop its East Texas/North Louisiana operating area and its Appalachia operating area.

On July 16, 2008, EXCO issued a press release, a copy of which is furnished as Exhibit 99.3, announcing the conversion of all outstanding shares of its Series A-1 7.0% Preferred Stock, Series B 7.0% Preferred Stock, Series C 7.0% Preferred Stock and Hybrid Preferred Stock on July 18, 2008.

In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1

Senior Unsecured Term Credit Agreement, dated as of July 15, 2008, among EXCO Operating Company, LP as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A. as administrative agent, and the lenders signatories thereto.

10.2

Second Amendment to Amended and Restated Credit Agreement, dated as of July 14, 2008, among EXCO Operating Company, LP, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

10.3

Second Amendment to Second Amended and Restated Credit Agreement, dated as of July 14, 2008 and effective as of June 30, 2008, among EXCO Resources, Inc., as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

99.1	Press Release dated July 15, 2008.

99.2	Press Release dated July 16, 2008.

99.3	Press Release dated July 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: July 16, 2008	By:	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Senior Unsecured Term Credit Agreement, dated as of July 15, 2008, among EXCO Operating Company, LP as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A. as administrative agent, and the lenders signatories thereto.

10.2

Second Amendment to Amended and Restated Credit Agreement, dated as of July 14, 2008, among EXCO Operating Company, LP, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

10.3

Second Amendment to Second Amended and Restated Credit Agreement, dated as of July 14, 2008 and effective as of June 30, 2008, among EXCO Resources, Inc., as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

99.1	Press Release dated July 15, 2008.

99.2	Press Release dated July 16, 2008.

99.3	Press Release dated July 16, 2008.